Exhibit 99.2
SIXTH COMPREHENSIVE AMENDMENT TO FINANCING DOCUMENTS

THIS SIXTH COMPREHENSIVE AMENDMENT TO FINANCING DOCUMENTS (this "Amendment") is dated effective as of December 29, 2016, by and among GSE SYSTEMS, INC., a Delaware corporation ("GSE") and GSE PERFORMANCE SOLUTIONS, INC., a Delaware corporation and successor by merger to GSE Envision LLC, a New Jersey limited liability company and also formerly known as GSE Power Systems, Inc. ("GSE Performance Solutions"), (GSE and GSE Performance Solutions, each a "Co-Borrower" and collectively, the "Co-Borrowers") and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank") which bank is the successor by merger to SUSQUEHANNA BANK, formerly a Pennsylvania state chartered commercial banking corporation ("Susquehanna"); witnesseth:

RECITALS

WHEREAS, pursuant to a Master Loan and Security Agreement dated November 22, 2011 by and among GSE, GSE Power Systems, Inc. and GSE EnVision Inc. (collectively, the "Original Borrowers") and Susquehanna (the "Original Agreement"), as amended by that certain Comprehensive Amendment to Financing Documents dated March 31, 2012 (the "First Amendment"), and that certain Letter Agreement dated July 29, 2013 from Susquehanna (the "Letter Agreement"), as amended by that certain Second Comprehensive Amendment to Financing documents dated April 8, 2014 (the "Second Amendment"), as amended by that certain Third Comprehensive Amendment to Financing Documents dated September 9, 2014 (the "Third Amendment"), as amended by that certain Fourth Comprehensive Amendment to Financing Documents dated December 31, 2014 (the "Fourth Amendment"), as amended by that certain Fifth Comprehensive Amendment to Financing Documents dated July 31, 2015 between the Co-Borrowers and the Bank (the "Fifth Amendment") (the Original Agreement, the First Amendment, the Letter Agreement, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment are collectively, the "Loan Agreement"), Susquehanna extended a revolving credit facility to the Original Borrowers in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Credit Facility"), as evidenced by a Revolving Credit Note given by the Original Borrowers in favor of Susquehanna dated November 22, 2011 in the face amount of $7,500,000, which note was amended and restated in its entirety by that certain Amended and Restated Revolving Credit Note from the Co-Borrowers in favor of Susquehanna dated March 31, 2012; and

WHEREAS, effective August 1, 2015, the Bank is successor by merger to Susquehanna and has assumed Susquehanna's obligations under the Financing Documents (as defined in the Loan Agreement); and

WHEREAS, the Bank and the Co-Borrowers have determined to terminate the Revolving Credit Facility (as defined in the Loan Agreement) effective as of the date of this Amendment; and

WHEREAS, notwithstanding the termination of the Revolving Credit Facility, certain Letters of Credit (as defined in the Loan Agreement) remain outstanding and will continue to be outstanding after the termination of the Revolving Credit Facility pursuant to the terms of this Amendment; and

WHEREAS, the Bank and the Co-Borrowers desire to amend the Loan Agreement and related Financing Documents (as defined in the Loan Agreement) to confirm that no further Revolving Loans or Letter of Credit shall be made or issued under the terms of the Loan Agreement or Financing Documents, and that the Letters of Credit currently issued and outstanding under the Revolving Credit Facility shall be permitted to remain outstanding, all in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Co-Borrowers agree as follows:

1.
Recitals. The Bank and the Co-Borrowers acknowledge that the above Recitals to this Amendment are true and correct, and agree that the same are incorporated by reference into the body of this Amendment. Unless otherwise specifically defined herein, all capitalized terms used in this Amendment shall have the same meanings ascribed to such terms in the Loan Agreement.

2.	Amendments to Financing Documents. The Financing Documents are hereby modified as follows:

a.	As of the date of this Amendment, there are no Revolving Loans outstanding under the Loan Agreement.

b.	As of the date of this Amendment, there are certain Letters of Credit issued and outstanding under the Revolving Credit Facility as listed on Schedule 1 attached hereto and made a part hereof.

c.
As of the date of this Amendment, no further Revolving Loans shall be made by the Bank and no additional Letters of Credit shall be issued by the Bank under the Revolving Credit Facility, and all availability thereunder is hereby terminated. Any issued and outstanding Letters of Credit (as described on Schedule 1) may continue to temporarily remain outstanding (subject to paragraph 2(g) below), and such Letters of Credit shall continue to be secured by Cash Collateral Account in the full amount of the Bank's maximum exposure under such Letters of Credit, plus a 5% margin (the "Remaining LC Margin"). The amount of the cash required to remain or deposit in the Cash Collateral Account to cover the outstanding Letters of Credit and the Remaining LC Margin is listed on Schedule 1 attached hereto.

d.
The Bank agrees, upon execution of this Amendment, to terminate its UCC-1 financing statements in the respective UCC filing offices in order to confirm that the respective blanket liens on the Co-Borrowers' personal property are released (other than the cash pledged under the Cash Collateral Account to fully secure the Bank's remaining exposure under any outstanding Letters of Credit plus the Remaining LC Margin).

e.
On the date that is the later of (i) the date on which each Letter of Credit has expired and has not been renewed; and (ii) the date on which no further exposure exists for the Bank related to such Letter of Credit, the Bank will release that portion of cash deposited in the respective Cash Collateral Account relating to such Letter of Credit.

f.
Notwithstanding the fact the no further Revolving Loans are available and no additional Letters of Credit shall be issues by the Bank under the Revolving Loan Facility, the terms and conditions of the Financing Documents, as modified by this amendment, shall remain in full force and effect as they relate to the outstanding Letters of Credit and cash securing such Letter of credit on deposit in the Cash Collateral Account.

g.
Not later than February 17, 2017, the Co-Borrowers shall cause each outstanding Letter of Credit listed on Schedule 1 to be replaced by a substitute letter of credit issued by another financial institution, and shall cause each Letter of Credit to be returned to the Bank (the "Final LC Return Date"). Failure by the Co-Borrowers to satisfy the conditions set forth in this Section 2 f. by the Final LC Return Date shall constitute an immediate Event of Default under the Financing Documents. In such event, the Bank shall be entitled to, without further notice to the Co-Borrowers, (i) take any and all remedies available to the Bank under the Financing Documents; and (ii) provide notice to PNC Bank or any other corresponding bank or other party holding, directly or indirectly, any Letter of Credit that the Bank is terminating and cancelling such Letter of Credit. In such case, the Co-Borrowers authorize the Bank to transfer any amounts in the Cash Collateral Account to such parties holding the applicable Letter of Credit to the extent necessary in order to terminate the Letter of Credit and to obtain a return of same. The Co-Borrowers agree to indemnify and defend the Bank and hold the Bank harmless from and against any and all claims, losses, or damages suffered by the Bank in connection with the Bank's termination and cancellation of any Letters of Credit and its efforts to obtain a return of same.

The modifications described herein are limited precisely as written and shall not be deemed to (i) be a consent to or a waiver or modification of any other term or condition of the Loan Agreement or any of the other Financing Documents, or (ii) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Loan Agreement or any of the other Financing Documents.

Except for the agreements to the modifications described herein (the "Modifications"), no delay by the Bank in the pursuit of the Bank's rights and remedies shall, and none of the foregoing is intended (and should not be deemed or construed) to, constitute a waiver of any other rights and/or remedies Bank may have under the Loan Agreement and/or any of the other Financing Documents or otherwise available to Bank at law or in equity, or a waiver of any other known or any unknown default or event of default which exists on the date hereof, or a course of conduct or course of dealing on the part of the Bank. Except for the Modifications, the Bank reserves any and all rights and remedies available to it under the Loan

Agreement and/or any of the other Financing Documents, or otherwise available to it at law or in equity, all of which remain in full force and effect.

3.
Grants of Liens and Security Interests; Reaffirmation of Debt. Each Co-Borrower each hereby grants, re-grants and confirms the grant of all liens and security interest in and to all collateral described in the Financing Documents and related to the Cash Collateral Account as collateral for the Credit Facility as amended by this Amendment on the terms set forth in the Financing Documents. Each Co-Borrower also hereby reaffirms its respective joint and several obligations to repay the Credit Facility, all in accordance with the terms of the Financing Documents.

4.
Fees, Costs, and Expenses. The Co-Borrowers shall pay to the Bank on demand all costs and expenses both now and hereafter reasonably paid or incurred with respect to the preparation, negotiation, execution, administration and enforcement of this Amendment and all documents related thereto, including, without limitation, attorneys' fees and expenses.

5.	Representations and Warranties. In order to induce the Bank to enter into this Amendment, the Co-Borrowers each represent and warrant to the Bank that as of the date hereof
(a) except as otherwise disclosed in writing to the Bank, no Event of Default exists under the provisions of any of the Financing Documents, (b) no event exists which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of any of the Financing Documents, (c) all of the representations and warranties of the Co-Borrowers in the Financing Documents, are true and correct in all material respects on the date hereof as if the same were made on the date hereof, (d) all collateral for the Credit Facility as amended by this Amendment is free and clear of all assignments, security interests, liens and other encumbrances of any kind and nature whatsoever except for those granted or permitted under the provisions of the Financing Documents, (e) no material adverse change has occurred in the business, financial condition, prospects or operations of any Co-Borrower since the date of the financial statements most recently furnished to the Bank in accordance with the provisions of the Financing Documents, and (f) the Financing Documents (as amended by this Amendment) constitute the legal, valid and binding obligations of the Co-Borrowers enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. If any of the foregoing representations and warranties shall prove to be false, incorrect or misleading in any material respect, the Bank may, in its absolute and sole discretion, declare that an Event of Default has occurred and exists under the provisions of each of the Financing Documents.

6.
Applicable Law, Etc. This Amendment shall be governed by the laws of the State of Maryland and may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute one and the same instrument.

7.	Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Bank and each Co-Borrower and their respective heirs, successors and assigns.

8.
Amendment Only. This Amendment is an amendment and modification of certain provisions of the Financing Documents. All of the provisions of the Financing Documents are incorporated herein by reference and shall remain and continue in full force and effect as amended by this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Co-Borrower and the Bank have executed this Amendment under their respective seals, the day and year first written above.

WITNESS/ATTEST:		CO-BORROWERS:
/s/ James McGinness	By:	GSE SYSTEMS, INC. /s/ Emmett Pepe	(SEAL)
Name: Emmett Pepe Title: Chief Financial Officer
/s/ James McGinness	By:	GSE PERFORMANCE SOLUTIONS, INC. /s/ Emmett Pepe	(SEAL)
Name: Emmett Pepe Title: Chief Financial Officer
/s/ Danielle L. Rhodes	By:	BRANCH BANKING AND TRUST COMPANY /s/ Robert Whelen, Jr.	(SEAL)
Name: Robert P. Whelen, Jr. Title: Senior Vice President